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                       [OPINION OF PHILIP E. TAKEN, ESQ.]

                                                                     EXHIBIT 5.1



                                 June 27, 1996



First USA, Inc.
1601 Elm Street, 47th Floor
Dallas, Texas 75201

Ladies and Gentlemen:

     I am General Counsel to First USA, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the approval by the Board of Directors of the Company of the First USA Deferred Compensation Plan (the "Plan"), the reservation for issuance by the Company under the Plan of up to 70,000 shares (the "Shares") of Company Common Stock, par value $.01 per share, and the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act") of the issuance of the Shares and the Deferred Compensation Obligations of the Company under the Plan (the "Deferred Compensation Obligations').

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Registration Statement on Form S-8 to be filed herewith with the Securities and Exchange Commission (the "Commission") under the Securities Act (together with all exhibits thereto, the "Registration Statement"); (ii) the Plan; (iii) the First USA Deferred Compensation Trust Agreement, dated as of June 27, 1996, between First USA, Inc. and Wachovia Bank of North Carolina, N.A., as Trustee (the "Trust Agreement"); (iv) the Restated Certificate of Incorporation and By-laws of the Company, each as currently in effect; (v) a specimen of the certificates to be used to represent the Shares; and (vi) certain resolutions of the Board of Directors of the Company relating to the Plan, the Trust Agreement and the Shares. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. I have also assumed that the certificates
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representing the Shares will be signed by facsimile or otherwise by authorized officers of the Company and of the transfer agent for the Common Stock and registered by the registrar for the Common Stock and conform and will conform to the specimens thereof examined by me. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     I am admitted to the Bar in the State of Texas, and do not express any opinion as to the laws of any other jurisdiction except for the general corporate laws of the State of Delaware and federal laws.

     Based upon and subject to the foregoing, I am of the opinion that (i) the Plan and the Trust Agreement have been duly and validly approved by the Company,
(ii) the Deferred Compensation Obligations have been duly and validly authorized by the Company, and (iii) the Shares have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Plan and the Trust Agreement, each as amended, and against payment therefor, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is delivered solely to you in connection with the Registration Statement and may not be relied upon by any other party and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission.

                                   Very truly yours,



                                   Philip E. Taken
                                   Senior Vice President and General Counsel